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                                                                    EXHIBIT 3.05

                             CERTIFICATE OF INCORPORATION

                                          OF

                         MANSFIELD PLUMBING PRODUCTS, INC.

                               (A Delaware Corporation)

    FIRST:    NAME.  The name of the Corporation is Mansfield Plumbing
Products, Inc.

    SECOND:   DELAWARE OFFICE AND REGISTERED AGENT.  The address of the
registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent for service of process at such address is United States Corporation Company.

    THIRD:    PURPOSE.  The nature of the business or purposes of the
Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

    FOURTH:   CAPITAL STOCK.  The total number of shares of stock which the
Corporation shall have authority to issue is 1,000 shares, par value $.10 per share.

    FIFTH:    MANAGEMENT OF THE AFFAIRS OF THE CORPORATION.  The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

    (1) The election of Directors may be conducted in any manner the By-Laws provide, and need not be by written ballot.

    (2) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

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    SIXTH:    REORGANIZATION.  Whenever a compromise or arrangement is
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or the class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    SEVENTH: RESERVATION OF RIGHT TO AMEND. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, Directors and officers are subject to this reserved power.

    EIGHTH:   INCORPORATOR.  The name and post office address of the sole incorporator are Ann B. FitzSimons, Richards O'Neil & Allegaert, 660 Madison Avenue, New York, New York 10021.

    I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 28th day of February, 1986.




                                            /s/ Ann B. FitzSimons
                                            -----------------------------------
                                            Ann B. FitzSimons, Incorporator


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